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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerson Radio Corp. and Subsidiaries
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Emerson Radio Corp. (the "Corporation") of our report dated May 20, 2005, except Note 6, as to which the date is June 27, 2005, relating to the consolidated financial statements and schedules of the Corporation and its subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 2005, as amended.



/s/ BDO Seidman, LLP
New York, New York

March 29, 2006